Exhibit 10.12

Execution Version

REVOLVING LOAN EXCHANGE AND PREPAYMENT AGREEMENT

This REVOLVING LOAN EXCHANGE AND PREPAYMENT AGREEMENT (this “Agreement”) is made as of March 7, 2022 by and among Exela Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), Exela Intermediate LLC, a Delaware limited liability company (the “Company”), and the parties set forth on the signature pages hereto (each, a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, the Lenders are party to that certain First Lien Credit Agreement dated as of July 12, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Holdings, the Company, as Borrower, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”); and

WHEREAS, the Company desires the Lenders to exchange (the “Revolving Loan Exchange”) any and all of the aggregate principal amount of the Revolving Facility Loans (including, for the avoidance of doubt, Obligations in respect of Letters of Credit) outstanding under the Credit Agreement (the “Revolving Loans”) for (i) $50.0 million in cash (the “Cash Amount”), and (ii) $50.0 million of new 11.500% First-Priority Senior Secured Notes due 2026 issued pursuant a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of December 9, 2021 (the “Existing Indenture”) between the Company and Exela Finance Inc., as issuers (the “Issuers”), the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) (the “New Notes” and, together with the cash consideration, the “Exchange Consideration”), subject in each case to applicable proration and other terms set forth herein (such exchange, the “Exchange”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows.

1.EXCHANGE.

Section 1.1Exchange.

(a)Subject to the terms and conditions set forth in this Agreement, each Lender hereby agrees to exchange, and the Company agrees to accept for prepayment, at the Closing, all Revolving Loans held by such Lender on the Closing Date (which amount is set forth on such Lender’s signature page hereto, it being understood that such amount on such signature page is for informational purposes only) (the “Closing Date Revolving Loans”) for an amount of cash consideration and/or the New Notes to be determined by the Company as set forth below.

(b)On the Closing Date, each Lender will receive its pro rata share of the Cash Amount and the New Notes in exchange for its Closing Date Revolving Loans (the “Total Consideration”).

(c)Effective upon the Closing, all Revolving Loans (and respective Revolving Facility Commitments) held by each Lender shall be cancelled and the Company’s obligation to pay any amounts due under such Revolving Loans shall be terminated and any accrued and unpaid interest and fees on such Revolving Loans shall be paid at Closing.

(d)This Agreement shall constitute any notice of prepayment or termination or reduction of commitments required pursuant to the Credit Agreement in connection with the prepayment of all Closing Date Revolving Loans and termination of the corresponding Revolving Facility Commitments on the Closing Dates.

(e)Immediately prior to giving effect to the Exchange, to the extent that the Exchange or any other action or transaction necessary or advisable to implement or effectuate the Exchange (collectively, “Exchange Transactions”) may not be permitted under the terms of the Credit Agreement, any other Loan Document or any other provision thereof, the Credit Agreement, any such Loan Document and any such provision thereof are hereby waived, amended or otherwise modified to permit any and all Exchange Transactions (and any other transactions in connection therewith or contemplated thereby), in each case, to the extent permitted to be waived, amended or otherwise modified in accordance with Section 9.09 of the Credit Agreement. In furtherance of Section 8.03 of the Credit Agreement, the Lenders party hereto hereby direct, instruct, request and consent to the Administrative Agent taking all actions, including, delivery and execution of any documentation, that may be necessary or advisable to implement or effectuate the Exchange Transactions.

(f)In the event that any one or more of the provisions contained in this Agreement or any other documents entered into in connection with or related to the Exchange should be held invalid, illegal or unenforceable (or the requisite consents are not obtained to otherwise permit the actions or transactions contemplated by such provision), in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace such invalid, illegal, unenforceable or impermissible provisions with a valid provisions with economic effect of which comes as close as to that of the invalid, illegal, unenforceable or impermissible provisions and/or such provisions shall be deemed amended, waived or modified in a manner that otherwise gives the same economic effect to the proposed Exchanged Transactions without the consent of any other party.

(g)Notwithstanding anything to the contrary, the prepayments made pursuant to the Exchange shall be made by the Borrower directly to the applicable Lender, on a pro rata basis, in the form contemplated hereby, without condition or deduction for any defense, recoupment, set-off or counterclaim (and without the requirement that any such amounts or consideration be distributed through the Administrative Agent).

2.	[Reserved].

3.	CLOSING.

Section 3.1Closing. The closing of the Revolving Loan Exchange shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas,

New York, NY 10019 or remotely via the exchange of documents and signatures (the “Closing” and the date upon which all conditions to Closing have been satisfied, the “Closing Date”).

Section 3.2Conditions to the Lenders’ Obligations . The obligation of each Lender to complete the Closing is subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent (except to the extent that any such condition shall have been waived in writing by such Lender): (a) each of the representations and warranties of the Company contained in Section 4 are true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date, (b) the Company shall have complied with its covenants under this Agreement in all material respects as of such Closing Date, (c) the Company shall have paid all reasonable and documented fees, charges, expenses, and disbursements of Latham & Watkins LLP, as counsel to the Lenders, incurred through and including such Closing Date, (d) all of the Closing Date Revolving Loans being subject to the Revolving Loan Exchange, (e) delivery of the items set forth in Section 3.4 in a manner satisfactory to the Lenders, (f) execution and delivery of the agreement set forth in Section 3.5 in form and substance satisfactory to the Lenders, and (g) the Company shall have executed Assignment and Acceptances, substantially in the form attached as Exhibit A to the Credit Agreement, consenting to the elevation of RevolverCap Partners Fund, L.P. to a lender of record.

Section 3.3Condition to the Company’s Obligations. The obligation of the Company to complete the Closing with any Lender is subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent: (a) each of the representations and warranties of such Lender contained in Section 5 are true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date, (b) each Lender shall have complied with its covenants under this Agreement in all material respects as of such Closing Date, (c) delivery of the items set forth in Section 3.4 in a manner satisfactory to the Company, and (d) execution and delivery of the agreement set forth in Section 3.5 in form and substance satisfactory to the Company.

Section 3.4Delivery of Securities and Payment of Cash Consideration. At the Closing, subject to the terms and conditions hereof, (a) the Company shall deliver to each Lender evidence reasonably satisfactory to such Lender of the issuance, through the facilities of the Depository Trust Company, of the New Notes to such Lender, and (b) the Company shall pay to each Lender the applicable Cash Amount pursuant to the Revolving Loan Exchange (by wire transfer to the account designated on such Lender’s executed signature page).

Section 3.5Execution of Supplemental Indenture; Fungibility of New Notes. At the Closing, subject to the terms and conditions hereof, the Issuers will enter into the Supplemental Indenture with the Trustee to issue the New Notes, which shall be effective on the Closing Date. The Company shall cause the New Notes to have the same CUSIP number(s) as the notes issued under the Existing Indenture and to otherwise cause the New Notes to be fungible with such notes.

4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES.

The Company hereby represents and warrants, as of the date hereof and as of the Closing Date (unless otherwise specifically provided) to the Lenders, and agrees with each Lender as follows:

(a)Organization and Good Standing. The Company is duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware, and each subsidiary of the Company that is party to the Supplemental Indenture (each, a “Subsidiary Party”) is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)Due Authorization. All corporate action on the part of the board of directors (or similar governing body) of the Company and each Subsidiary Party necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company and each Subsidiary Party (to the extent party thereto) under this Agreement and under the Supplemental Indenture has been taken as of the date hereof or will be taken prior to the Closing Date. As of the date hereof, this Agreement constitutes and, as of the Closing Date, this Agreement and the Supplemental Indenture will constitute, a valid and legally binding obligation of the Company and each Subsidiary Party that is party thereto, enforceable against each in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(c)Corporate Power. The Company and each Subsidiary Party has the corporate (or other entity, as the case may be) power and authority to execute and deliver, and perform its obligations under, this Agreement and the Supplemental Indenture (to the extent party thereto).

(d)Valid Issuance. As of the Closing Date, (i) the Supplemental Indenture will have been duly authorized, executed and delivered by the Company and each Subsidiary Party that is party thereto; and (ii) assuming the authentication of the New Notes by the Trustee, the Supplemental Indenture will constitute the valid and legally binding obligation of each of the Company and each Subsidiary Party that is party thereto, enforceable in accordance with its terms, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies.

(e)Solvency. Each of the Company and Holdings is, and after giving effect to the payment of the Exchange Consideration and obligations incurred in connection herewith and the transactions contemplated hereby will be, Solvent. “Solvent” with respect to the Company or Holdings, as of any date of determination, means that on such date, on a consolidated basis, (i) the present fair salable value of the property and assets of such entity exceeds the debts and liabilities, including contingent liabilities, of such entity; (ii) the present fair salable value of the property and assets of such entity is greater than the amount that will be required to pay the probable liability of such entity on its debts and other liabilities, including contingent liabilities, as such debts and other liabilities become absolute and matured; (iii) such entity does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities, including contingent liabilities, beyond its ability to pay such debts and liabilities as they become absolute and matured; and (iv) such entity does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, reasonably estimates the amount of contingent liability known or reasonably identifiable by the Company or Holdings, as applicable, that can reasonably be expected to become an actual or matured liability.

(f)Disclosure of Information. The Company has delivered or made available to the Lenders (i) all material agreements (including ancillary documents) entered into or otherwise executed by the Company and (ii) all material information that was disclosed in writing to the exchanging noteholders or lenders, in each case, in connection with the exchange transactions consummated on December 9, 2021.

5.REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE LENDERS.

Each Lender hereby, severally and not jointly, represents and warrants to as of the date hereof and as of the Closing Date (unless otherwise specifically provided), and agrees with the Company as follows:

(a)Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable against such Lender in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Such Lender represents and warrants to the Company that it has the requisite power and authority to enter into this Agreement. Such Lender does not have any record or beneficial interest in the Credit Agreement other than the Revolving Loans to be exchanged at the Closing. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to such Lender in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)Disclosure of Information. Such Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Notes and to obtain additional information necessary to verify any information furnished to such Lender or to which such Lender had access. Such Lender has evaluated the merits and risks of participating in the transactions contemplated hereby based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. Such Lender has made its own decision concerning the transactions contemplated hereby in reliance on the representations and warranties of the Company set forth in this Agreement.

(c)Investment Experience. Such Lender understands that the transactions contemplated hereby involve substantial risk. Such Lender (i) has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated hereby and its investment in the New Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated hereby and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors, or controlling persons of a nature and duration that enables it to be aware of the character, business acumen, and financial circumstances of such persons.

(d)Investor Status. Such Lender either (i) qualifies as a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) is not located in the United States and is not a “U.S. Person” within the meaning of Regulation S under the Securities Act.

(e)Good Title. Such Lender is the sole legal, beneficial and equitable owner of the Revolving Loans it is exchanging pursuant to this Agreement, and holds such Revolving Loans free and clear of any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership whatsoever.

(f)	Restricted Securities.

(i)Such Lender understands that the offer and sale of the New Notes have not been registered under the Securities Act or the securities laws of any U.S. state, and, therefore, the New Notes cannot be resold unless they are so registered or unless an exemption from registration is available. Such Lender further understands that it is not contemplated that any registration of the New Notes will be made under the Securities Act or any securities laws of any U.S. state and understands that the exemptions from registration afforded by Rule 144 under the Securities Act (“Rule 144”) (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Lender will not attempt to pledge, transfer, convey or otherwise dispose of the New Notes acquired hereunder without such registration or exemption. The foregoing restrictions are referred to herein as the “Securities Law Restrictions.” Such Lender understands that the New Notes will bear a legend reflecting the Securities Law Restrictions.

(ii)Such Lender is the sole party in interest as to the Revolving Loans that it is exchanging pursuant to this Agreement and is exchanging said Revolving Loans and the entire legal and beneficial interest therein for its own account, not with a view toward the resale or distribution of the New Notes, and such Lender has no present intention of selling or otherwise distributing the New Notes. Such Lender has not offered or sold the New Notes within the meaning of the Securities Act or any securities laws of any U.S. state. Such Lender has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the New Notes.

6.	RELEASE OF LENDERS.

Section 6.1Release. Each Loan Party hereby forever waives, releases, remises, and discharges the Administrative Agent, the Lenders and each of their respective Affiliates, and each of their officers, directors, employees, agents, and professionals (collectively, the “Releasees”), from any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), demands, obligations, liabilities, causes of action, damages, losses, costs, and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world, now has or might hereafter have against any such Releasee which concerns, directly or indirectly, the negotiation and execution of this Agreement, the Supplemental Indenture, the Credit Agreement or any other Loan Document, or any acts or omissions of any such Releasee relating to this Agreement, the Supplemental Indenture, the Credit Agreement, or any other Loan Document, in each case, to the extent pertaining to facts, events or circumstances existing on or prior to (but not after) the Closing Date (the “Released Claims”). The Loan Parties further agree to refrain from commencing, instituting or prosecuting, or supporting any person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Releasees with respect to any and all Released Claims. As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein. The foregoing release shall survive the termination of the Credit Agreement and the other Loan Documents and payment of the Exchange Consideration.

7.	WAIVER BY LENDERS.

Section 7.1Waiver. Pursuant to Section 9.09(b)(y) of the Credit Agreement, in reliance upon the representations, warranties, and covenants of the Company and Holdings contained in this Agreement, effective on the Closing Date, the Lenders hereby waive any and all potential and existing Defaults and Events of Default under the Credit Agreement to the greatest extent permitted thereunder; provided, that, for the avoidance of doubt, if the Closing Date does not occur, for any reason whatsoever, (i) such waiver shall be of no force or effect, and (ii) the Administrative Agent and the Lenders shall be entitled to pursue any and all rights and remedies relating to such Defaults or Events of Default; provided, further, that the Closing Date shall be deemed not to have occurred if the Closing does not take place on or before March 28, 2022.

8.	CONFIRMATION OF LIEN RELEASE.

Section 8.1Confirmation. Immediately prior to the consummation of the Exchange, each Lender shall use its reasonable best efforts to cause the Collateral Agent to execute a confirmation of lien release in connection with the Company’s refinancing of its existing Permitted Securitization Financing with the proceeds of a new Permitted Securitization Financing.

9.	GENERAL PROVISIONS.

Section 9.1Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

Section 9.2Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without reference to principles of conflict of laws or choice of laws that would indicate the applicability of the laws of any other jurisdiction.

Section 9.3Reinstatement. Each of the Company and Holdings agrees that, to the extent that the Company or any other person (as defined in the Credit Agreement) makes a payment or payments (in cash or otherwise) to the Administrative Agent or any Lender under this Agreement, or the Administrative Agent or any Lender receives any proceeds of Collateral securing the Revolving Loans or any other payments with respect thereto, which payment or receipt of proceeds or any part thereof is subsequently avoided, rescinded, invalidated, declared to be fraudulent or preferential, set aside, or required to be returned or repaid to the Company (as a debtor in possession or otherwise), its estate, its trustee, its receiver, or any other person (a) under any insolvency or bankruptcy law, state or federal law, common law, or equitable cause; (b) upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, the Company or any other Loan Party or any substantial part of their respective property; or (c) for any similar reason, then to the extent of such payment, return, or repayment, the Revolving Loans shall either be reinstated or continue in full force and effect in accordance with the terms of the Credit Agreement, all as though such payment or payments had not been made, notwithstanding any contrary action that may have been taken by the Administrative Agent or any Lenders in reliance upon such payment, and any such contrary action so taken shall be deemed to have been conditioned upon such payment having become final and irrevocable.

Section 9.4Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

Section 9.5Headings; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement, and (iii) the words “including” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections” shall, unless otherwise provided, refer to sections hereof.

Section 9.6Notices.

(a)Any and all notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivered in person; (ii) at the time of transmission by facsimile or email, addressed to the other party at its facsimile number or email address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile or confirmation of receipt of the email by return email; (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

(b)All notices for delivery outside the United States will be sent by facsimile, email or by express courier. All notices not delivered personally or by facsimile or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address, facsimile number or email address as follows, or at such other address, facsimile number or email address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(i)	if to a Lender, at the address as set forth on such Lender’s signature page hereto.

(ii)	if to the Company

Exela Intermediate LLC

2701 East Grauwyler Road

Irving, Texas 75061

Attn: General Counsel

Email: legalnotices@exelatech.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Phone: (212) 373-3000

Attention: Brian Kim

Email Address: bkim@paulweiss.com;

Section 9.7Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 9.8Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the exchange of the Closing Date Revolving Loans on the Closing Date and supersede any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter hereof.

Section 9.9Further Assurances. From and after the date of this Agreement, upon the request of a Lender or the Company, the Company and each Lender shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the Revolving Loan Exchange and the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXELA INTERMEDIATE HOLDINGS LLC

By:	/s/ Suresh Yannamani
Name: Suresh Yannamani
Title: President

EXELA INTERMEDIATE LLC

By:	/s/ Suresh Yannamani
Name: Suresh Yannamani
Title: President

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]

GRANITE STATE CAPITAL MASTER FUND,
LP, as a Revolving Facility Lender

By:	/s/ Jeffrey Gelles
Name: Jeffrey Gelles
Title: Principal

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]

CREDIT SUISSE LOAN FUNDING LLC,
as a Revolving Facility Lender

By:	/s/ Jinah Lim
Name: Jinah Lim
Title: Authorized Signatory

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]

KKR CORPORATE LENDING LLC,
as a Revolving Facility Lender

By:	/s/ John knox
Name: John knox
Title: CFO

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]

ROYAL BANK OF CANADA,
as a Revolving Facility Lender

By:	/s/ Mari J. Hodgkinson
Name: Mari J. Hodgkinson
Title: Authorized Signatory

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Revolving Facility Lender

By:	/s/ Lawrence Park
Name: Lawrence Park
Title: Authorized Signatory

By:	/s/ Rizwan Merchant
Name: Rizwan Merchant
Title: Authorized Signatory

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]

REVOLVERCAP PARTNERS FUND, L.P.,
as a Revolving Facility Lender

By:	/s/ Israel Wallach
Name: Israel Wallach
Title: Managing Partner

[Signature Page to Revolving Loan Exchange and Prepayment Agreement]